Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Unum Group, a Delaware corporation (the “Company”), hereby constitutes and appoints Lisa G. Iglesias and J. Paul Jullienne, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-3 under the Securities Act of 1933, as amended, or such other form as any such attorney-in-fact and agent may deem necessary or advisable, relating to the registration of certain securities of the Company, and any and all amendments or supplements thereto (including post-effective amendments), each in such form as they or any of them may approve, and to file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, and, if applicable, Blue Sky laws or other state securities laws and regulations, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney this 20th day of August, 2020.

/s/ Theodore H. Bunting, Jr.	/s/ Timothy F. Keaney
Theodore H. Bunting, Jr.	Timothy F. Keaney

/s/ Susan L. Cross	/s/ Gloria C. Larson
Susan L. Cross	Gloria C. Larson

/s/ Susan D. DeVore	/s/ Richard P. McKenney
Susan D. DeVore	Richard P. McKenney

/s/ Joseph J. Echevarria	/s/ Ronald P. O'Hanley
Joseph J. Echevarria	Ronald P. O'Hanley

/s/ Cynthia L. Egan	/s/ Francis J. Shammo
Cynthia L. Egan	Francis J. Shammo

/s/ Kevin T. Kabat
Kevin T. Kabat